Exhibit 5.1

                           F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900         WASHINGTON, D.C.
   SACRAMENTO                                                 WEST PALM BEACH
                              WRITER'S DIRECT LINE

                                 March 12, 1997


   FCB Financial Corp.
   108 East Wisconsin Avenue
   Neenah, WI  54956

   Ladies and Gentlemen:

             We have acted as counsel for FCB Financial Corp., a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to 1,710,258 shares of common stock, $.01 par value, of the Company (the "Common Stock") which are proposed to be issued by the Company in connection with the merger (the "Merger") contemplated by that certain Agreement and Plan of Merger, dated as of November 13, 1996 (the "Merger Agreement"), by and between the Company and OSB Financial Corp., a Wisconsin corporation.

             In connection with our representation, we have examined: (a) the Registration Statement, including the Joint Proxy Statement/Prospectus; (b) the Articles of Incorporation and By-Laws of the Company, as amended to date; (c) the Merger Agreement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. Subject to applicable regulatory and shareholder approvals relating to the Merger Agreement (including the transactions contemplated thereby), the shares of Common Stock covered by the Registration Statement and subject to issuance in the Merger, when issued pursuant to the provisions of the Merger Agreement and in the manner as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

             We hereby consent to the reference to our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus which is to be filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of
   Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,

                                      FOLEY & LARDNER